                                                                 CONFORMED COPY
EXHIBIT (10)(xxii)(b)
---------------------

--------------------------------------------------------------------------------

                         AUCTION MARKET PREFERRED STOCK

                              PROCUREMENT AGREEMENT

                          Dated as of February 7, 2002


                                 by and between


                                THE STANLEY WORKS


                                       and


                                   BNP PARIBAS



--------------------------------------------------------------------------------

                  This AUCTION MARKET PREFERRED STOCK PROCUREMENT AGREEMENT (this "AGREEMENT") is dated as of February 7, 2002 and is by and between THE STANLEY WORKS, a Connecticut corporation and BNP PARIBAS, a societe anonyme organized and existing under the laws of The Republic of France ("INVESTOR").

                               W I T N E S S E T H

                  WHEREAS, The Stanley Works is the owner of all 155,652 of the outstanding shares of Common Stock, par value $0.01 per share, of Stanley Logistics, Inc., a Delaware corporation (the "COMPANY");

                  WHEREAS, pursuant to an Auction Market Preferred Stock Subscription Agreement, dated February 4, 2002, between the Company and The Stanley Works (the "SUBSCRIPTION AGREEMENT"), The Stanley Works has agreed either to subscribe for, or to procure the purchase by another person or persons of, and the Company has agreed to issue, 11,445 shares of Auction Market Preferred Stock, par value $0.01 per share, of the Company which shares (the "AMPS SHARES") are to be issued under the Certificate of Rights, Powers, Designations and Preferences, and the Qualifications, Limitations or Restrictions of the Auction Market Preferred Stock of the Company (the "CERTIFICATE OF DESIGNATIONS") at a subscription price per share equal to the Liquidation Preference (as defined in Annex A hereto) of such shares (the "ISSUE PRICE");

                  WHEREAS, Investor desires that The Stanley Works have the Company issue to Investor the AMPS Shares and Investor is willing to pay the Issue Price for each AMPS Share contemporaneously with the issuance of the AMPS Shares to Investor;

                  WHEREAS, Investor has had a long-standing relationship with The Stanley Works and its affiliates which has generated various business opportunities for Investor, such as, for instance, a European cash pooling mandate and mergers & acquisitions advisory services for European acquisitions;

                  WHEREAS, Investor would like to create closer links with the Company through the purchase of AMPS Shares issued by the Company in the hope that this may create various other business transaction opportunities with the Company which might include the arrangement of and participation in transactions considered by the Company to finance the Company's expansion in the United States, although, for the avoidance of doubt, the Company is expressly not committing itself at this time to the awarding of any future mandates to Investor;

                  NOW, THEREFORE, the parties, intending to be bound, hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  Terms not otherwise defined herein shall have the meanings set forth in Annex A hereto (with terms defined in the singular having comparable meanings when used in the plural and vice-versa), unless the context otherwise requires.

                                   ARTICLE II

                           PROCUREMENT AND INVESTMENT

                  Section 2.1 The Stanley Works agrees with Investor to cause the issuance of the AMPS Shares to Investor at the time and in the manner set forth in Article III subject to satisfaction of the conditions precedent set forth in Article VII and to Investor's payment of the related Issue Price as provided in Article III.

                  Section 2.2 Subject to satisfaction of the conditions precedent set forth in Article VII and to The Stanley Works' obligation to cause the issuance of the AMPS Shares to Investor as provided in Section 2.1, Investor agrees with The Stanley Works to pay the Issue Price in accordance with and at the time and in the manner set forth in Article III.


                                  ARTICLE III

                                     CLOSING

                  Section 3.1 On February 7, 2002 (the "CLOSING DATE"), Investor shall pay the Issue Price in respect of the AMPS Shares to the Company in accordance with the provisions of this Agreement, and The Stanley Works shall cause the Company to issue the AMPS Shares to Investor and deliver to Investor a share certificate in the form attached hereto in respect of the AMPS Shares evidencing that Investor is the owner of the AMPS Shares.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1 Investor represents and warrants to The Stanley Works as follows:

                           (a) Organization. Investor is a societe anonyme organized and existing under the laws of The Republic of France and is a resident of The Republic of France for purposes of the Tax Treaty. Investor has the requisite corporate power and authority to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder.

                           (b) Authorization and Validity of Transaction Documents. The Transaction Documents to which Investor is a party have each been duly authorized, executed and delivered by Investor and (assuming that each constitutes a valid and binding agreement of each of the other parties thereto) each constitutes a valid and binding agreement of Investor enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

                           (c) Non-Contravention. The execution, delivery and performance of each of the Transaction Documents to which Investor is a party does not and will not in any material respect (i) violate any provision of the organizational documents of Investor, (ii) conflict with, result in a breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or lapse of time or both) of any right or obligation of Investor under any agreement, license, permit or undertaking to which Investor is a party or by which it is bound or to which any of its assets are subject, or result in the creation of any liens, charges, encumbrances, security interests, options, pledges, restrictions or any other claims or third party rights with respect to said assets, or (iii) violate or result in a breach of or constitute a default under any judgment, order, injunction, decree, law, rule, regulation or other restriction of any court or governmental or regulatory authority to which Investor is subject.

                           (d) Authorizations. There are no authorizations, approvals, consents or waivers required to have been obtained by Investor from, or notice or filings required to have been given by Investor to, or made by Investor with, any governmental or regulatory authority or other person in connection with the execution, delivery and performance of the Transaction Documents, except those which have heretofore been obtained or made.

                           (e) Securities Act. (i) Investor acknowledges that the AMPS Shares have not been and will not be registered under the Securities Act or any state securities or blue sky laws, and (ii) Investor agrees that it may not offer, sell, pledge, hypothecate or transfer at any time, directly or indirectly, any AMPS Shares (or securities issuable in exchange therefor) except pursuant to a transaction not required to be registered under the Securities Act and subject to the restrictions contained in the Certificate of Designations. Investor is an institutional Accredited Investor within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

                           (f) No Litigation. To the best of Investor's knowledge, no judicial, administrative or arbitral proceeding is pending or is threatened, as of the Closing Date, against it which would have a material adverse effect on the legality or validity of the Transaction Documents to which it is a party or on its ability to perform its obligations under the Transaction Documents to which it is a party.

                           (g) No Immunity. Investor is not entitled to the benefit of any defense of sovereign immunity in any action to enforce its obligations under any of the Transaction Documents.

                           (h) Access to Financial Information. Investor acknowledges that it has access to such financial and other information concerning the Company, the Parent and the AMPS Shares as deemed necessary in connection with its decision to purchase the AMPS Shares, including an opportunity to ask questions of and request information from the Company.

                           (i) Investment. Investor is acquiring the AMPS Shares for its own account for investment, not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the AMPS Shares.

         Investor acknowledges that each certificate representing AMPS Shares will contain a legend substantially to the following effect:

                           THE RIGHTS AND PRIVILEGES WITH RESPECT TO THE SHARES EVIDENCED BY THIS CERTIFICATE ARE LIMITED AND RESTRICTED IN THE MANNER AND TO THE EXTENT SET FORTH IN THE CERTIFICATE OF RIGHTS, POWERS, DESIGNATIONS AND PREFERENCES, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE AUCTION MARKET PREFERRED STOCK OF THE CORPORATION ("THE CERTIFICATE OF DESIGNATIONS"), FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF DELAWARE, AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED, EXTENDED, RENEWED, RESTATED OR REPLACED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS.

                           THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN ACCORDANCE WITH CERTIFICATE OF DESIGNATIONS.


                  Section 4.2 The Stanley Works represents and warrants to Investor as follows:

                           (a) Capitalization. The AMPS Shares represent 6.85 percent of the aggregate voting power of the shares of the capital stock of the Company and the stated capital represented by the AMPS Shares is equal to 6.85 percent of the aggregate stated capital of the Company.

                           (b) No Litigation. To the best of The Stanley Works' knowledge, no judicial, administrative or arbitral proceeding is pending or is threatened, as of the Closing Date, against The Stanley Works or the Company which would have a material adverse effect on the legality or validity of the Transaction Documents to which The Stanley Works or the Company is a party or on the ability of The Stanley Works or the Company to perform its obligations under the Transaction Documents to which it is a party.


                                   ARTICLE V

                                    COVENANTS

                  Section 5.1 Transfer of AMPS Shares. Investor covenants and agrees that it will transfer AMPS Shares held by it only (a) pursuant to the Auction Procedures or (b) upon satisfaction of the following conditions:

                           (a) Investor shall transfer all but not less than all of the AMPS Shares held by it to a single transferee;

                           (b) the transferee of such AMPS Shares shall have executed and delivered to The Stanley Works an undertaking reasonably satisfactory to The Stanley Works containing the representations, warranties, agreements and covenants which are made by Investor in this Agreement and the transferee shall have provided such other information as The Stanley Works may reasonably require which shall include the name and address of the transferee;

                           (c) Investor shall have assigned to such transferee and such transferee shall have accepted and agreed to be bound by all of the rights and obligations of Investor under the Transaction Documents prior to such transfer; all, but not less than all of the aggregate principal amount of the Initial Note and any Additional Notes shall have been transferred by Investor to such transferee; such tranferee shall have executed an Investor's Letter (as defined in the Certificate of Designations); and the transfer shall otherwise comply with the Certificate of Designations;

                           (d) at the time of any such transfer, the transferee of such AMPS Shares is (i) the Holder of the Common Stock of the Company or an affiliate thereof or (ii) an institutional investor that
         (a) is not a U.S. Person, as such term is defined in Regulation S under the Securities Act and/or Section 7701 of the U.S. Internal Revenue Code of 1986, as amended, and (b) does not have an adverse business relationship with the The Stanley Works group of affiliated companies; and

                           (e) not later than 30 days prior to such transfer, Investor shall have given written notice of such transfer to The Stanley Works setting forth the proposed date of transfer, and the sale price to be paid by the transferee. Upon receipt of such notice, The Stanley Works shall have the right to purchase the AMPS Shares from Investor at such sale price on such date by giving written notice of the exercise of such right to Investor not later than five (5) days prior to such date.

Notwithstanding the foregoing, in the event that The Stanley Works has failed to comply with its obligation to provide a Bid in accordance with Section 3.3(b) of the Investment Agreement and Investor has not otherwise effected a sale of any of the AMPS Shares held by it pursuant to the related Auction, Investor shall have the right, in addition to any other rights which Investor may have arising from such failure, to transfer the AMPS Shares without complying with the restrictions in Section 5.1(d)(i) and (ii)(b) above.

                  Section 5.2 Residence. Investor represents, covenants and agrees that on the Closing Date and on any date on which a payment is made on or in respect of the AMPS Shares, Investor is and will be a resident of The Republic of France for purposes of the Tax Treaty and will be eligible for the benefits, if any, provided thereunder with respect to any payments contemplated by the Transaction Documents.

                  Section 5.3 AMPS Auction. Investor agrees not to submit a Hold Order for any of its AMPS Shares in connection with the first Auction conducted pursuant to the Auction Procedures.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  Section 6.1 Indemnification by Investor. Investor hereby agrees to indemnify, defend and hold harmless the Company and The Stanley Works (collectively, "THE STANLEY WORKS INDEMNITEES"), without duplication of any other indemnification of The Stanley Works Indemnitees under the Transaction Documents or otherwise or reimbursement or benefit from any other source, against any increased cost of or loss of intended benefit, including without limitation, interest, penalties, fines, levies and other similar charges, and reasonable costs and expenses (including reasonable legal fees and expenses of counsel), net of any tax relief or benefit (collectively, "LOSSES"), imposed on, sustained, incurred or suffered by or asserted against any of The Stanley Works Indemnitees in connection with the transactions contemplated by the Transaction Documents, as a result of any breach by Investor of any covenant, obligation, agreement or representation made by it in the Transaction Documents or of the fact that the AMPS Shares or the payments contemplated by the Transaction Documents are attributable to a permanent establishment of Investor in the United States or as a result of any indemnification payment made in respect thereof, other than Losses (1) resulting from or arising out of negligence, bad faith or willful misconduct of either of The Stanley Works Indemnitees, or (2) that constitute consequential damages.

                  Section 6.2 Indemnification by The Stanley Works. The Stanley Works hereby agrees to indemnify, defend and hold harmless Investor, without duplication of any other indemnification of Investor under the Transaction Documents or otherwise or reimbursement or benefit from any other source, against any Losses, net of any tax relief or benefit imposed on, sustained, incurred or suffered by or asserted against Investor in connection with the transactions contemplated by the Transaction Documents, as a result of any breach by The Stanley Works of any covenant, obligation, agreement or representation made by it in the Transaction Documents or as a result of any indemnification payment made in respect thereof, other than Losses (1) resulting from or arising out of negligence, bad faith or willful misconduct of Investor,
(2) that constitute consequential damages or (3) without limiting the effect of
Section 6.2 of the Note Purchase Agreement, arising with respect to the imposition of United States withholding taxes.

                  Section 6.3 Duty to Mitigate Losses. Each of The Stanley Works and Investor has an obligation to use reasonable best efforts to mitigate Losses subject to indemnification pursuant to this Article VI.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

                  Section 7.1 Conditions Precedent. (a) The obligation of Investor to purchase and pay the Issue Price for the AMPS Shares on the Closing Date shall be subject to the conditions that (i) all representations and warranties of The Stanley Works and the Company in the Transaction Documents shall be true and correct in all material respects as of the Closing Date, (ii) The Stanley Works and the Company shall have performed all of their respective obligations theretofore to be performed under the Transaction Documents in all material respects and (iii) no Acceleration Event shall have occurred and be continuing as of the Closing Date or shall occur as a result of the issuance of AMPS Shares on the Closing Date.

                           (b) The obligation of The Stanley Works to cause the issuance to Investor of the AMPS Shares on the Closing Date shall be subject to the conditions that (i) all representations and warranties of Investor in the Transaction Documents to which it is a party shall be true and correct in all material respects as of the Closing Date,
         (ii) Investor shall have performed all of its obligations theretofore to be performed under such Transaction Documents in all material respects and (iii) no Acceleration Event shall have occurred and be continuing as of the Closing Date or shall occur as a result of the issuance of AMPS Shares on the Closing Date.

                           (c) The obligations of each party hereto under
         Article III hereof shall be subject to the following additional conditions:

                                (i) the execution and delivery of the Note
              Purchase Agreement by The Stanley Works and Investor in the form attached hereto as Exhibit A, and the issuance to Investor of the Initial Note in the principal amount of $500,000 bearing interest at the rate set forth on Schedule I hereto and the payment therefor in accordance with the Note Purchase Agreement;

                                (ii) the execution and delivery of (x) the
              Investment Agreement by The Stanley Works and the Company in the form attached hereto as Exhibit B and (y) the Voting Agreement by The Stanley Works and Investor in the form attached hereto as Exhibit C;

                                (iii) the delivery on the Closing Date of :

                                (1)(A) a legal opinion of David S. Winakor, Esq., Corporate Counsel of the Company and (B) a legal opinion of LeBoeuf, Lamb, Greene & MacRae, acting as special counsel to the Company, in the form set forth set forth in Exhibit D-1; and

                                (2)(A) a legal opinion of David S. Winakor, Esq., Corporate Counsel of The Stanley Works and
                                (B) a legal opinion of LeBoeuf, Lamb, Greene & MacRae, acting as special counsel to The Stanley Works, in the form set forth in Exhibit D-2.

                                (iv) the delivery on the Closing Date of (A) a
              legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to Investor, and (B) a legal opinion of De Pardieu Brocas Maffei & Associes, French counsel to Investor, in the forms set forth in Exhibit E hereto;

                                (v) the delivery of a Secretary's Certificate of
              each of The Stanley Works and the Company, each certifying as to
              (A) incumbency of the officers or representatives thereof signing the Transaction Documents to be executed and delivered on or prior to the Closing Date, (B) the charter documents thereof not having been amended (except as contemplated by the Transaction Documents) and being in full force and effect, copies of which charter documents shall be attached to such certificates and (C) the resolutions adopted by the Board of Directors thereof authorizing the transactions contemplated by the Transaction Documents, copies of which resolutions shall be attached to such certificates;

                                (vi) with respect to Investor, the delivery of a
              certified copy of La Procuration Generale dated November 14, 2000, of La Delegation de Pouvoirs dated December 12, 2000, of Les Subdelegations de Pouvoirs dated December 21, 2000 and March 9, 2001, and of the Power of Attorney, dated February 7, 2002, as evidence of authority for the execution on behalf of Investor, of the Transaction Documents to which Investor is a party;

                                (vii) the delivery of a certified copy of the
              Certificate of Designations as filed with the Secretary of State of Delaware, in the form of Exhibit F hereto;

                                (viii) the AMPS Shares having been registered in
              the name of Investor in the Company's stock ledger and a share certificate for the AMPS Shares having been delivered to Investor;

                                (ix) all necessary corporate and governmental
              authorizations for Investor, The Stanley Works and the Company having been obtained; and

                                (x) the delivery of a certificate signed by an
              officer of the The Stanley Works to the effect that no Parent Acceleration Event (other than pursuant to a Parent Adverse Law Change) has occurred as of the Closing Date or will occur on the Closing Date as a result of the issuance of AMPS Shares.

                  Section 7.2 Expenses. If the Closing Date does not occur as a result of a default by either party hereto to comply with its obligations under
Article III hereof or to satisfy any of the conditions precedent specified in
Section 7.1 hereof within the control of such party, then such defaulting party shall pay to the non-defaulting party on demand the reasonable expenses of any breakage of any funding, including hedging thereof, incurred by the non-defaulting party which result from the failure of the Closing Date to occur.


                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  Section 8.1 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights granted herein, nor any of the other interests and obligations created hereunder, shall be assigned or delegated by any of the parties hereto without the prior express written consent of the other parties or except as provided in Section 5.1 hereof.

                  Section 8.2 Survival. Representations, warranties and covenants of Investor herein are for the ongoing benefit of The Stanley Works and the Company and shall survive the issuance, delivery and purchase of the AMPS Shares. Representations, warranties and covenants of The Stanley

Works herein are for the ongoing benefit of Investor and shall survive the issuance, delivery and purchase of the AMPS Shares.

                  Section 8.3 Governing Law. This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                  Section 8.4 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH AND FOR ANY COUNTERCLAIM THEREIN. EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  Section 8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

                  Section 8.6 Notices. Any notice pursuant to this Agreement shall be in writing signed by or on behalf of the party giving it and may be served by sending it by confirmed facsimile, personal delivery or overnight courier to the address of the other parties set forth below (or to such other address as any such other party shall have specified by not less than fifteen days prior notice given in accordance with this Section). Notice shall be received for purposes thereof:

                              (i) in the case of personal delivery or overnight
                  courier, on the day delivery at the address of the relevant party is confirmed by a signed receipt of such notice, or if such day is not a Business Day, on the first Business Day thereafter; and

                              (ii) in the case of a facsimile transmission, on
                  the day a confirmation of receipt is received or, if such day is not a Business Day, on the first Business Day thereafter.

                  To The Stanley Works:
                  --------------------

                  Address:       The Stanley Works
                                 1000 Stanley Drive
                                 New Britain, Connecticut  06053
                                 USA

                  Fax::          (860) 827-3911
                  Attention:     David S. Winakor
                                 Corporate Counsel

                  To Investor:
                  -----------

                  Address:        BNP Paribas
                                  37 Place du Marche St Honore
                                  75001 Paris
                                  FRANCE

                  Fax:            (33) (0) 1.43.16.90.50
                  Attention:      Christophe Delafontaine

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized officer as of the date first above written.


         THE STANLEY WORKS


         By: /s/ Craig Douglas
             -----------------
              Craig Douglas
              Vice President & Treasurer


         BNP PARIBAS


         By: /s/ Vincent Colson
             -------------------
              Vincent Colson

                                     ANNEX A


         "ACCELERATED AUCTION DATE" has the meaning specified in the Certificate of Designations.

         "ACCELERATION EVENT" shall mean an AMPS Investors Acceleration Event or a Parent Acceleration Event (each as defined in the Certificate of Designations), as applicable.

         "AGREEMENT" or "PROCUREMENT AGREEMENT" means this Procurement
Agreement.

         "AMPS SHARES" has the meaning specified in the recitals to this Agreement.

         "AUCTION" shall mean each periodic implementation of the Auction Procedures.

         "AUCTION DATE" has the meaning specified in the Certificate of Designations.

         "AUCTION PROCEDURES" has the meaning specified in the Certificate of Designations.

         "BID" has the meaning specified in the Certificate of Designations.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by law to remain closed.

         "CERTIFICATE OF DESIGNATIONS" has the meaning specified in the recitals to this Agreement.

         "CLOSING DATE" has the meaning specified in Article III of this Agreement.

         "COMMON STOCK" means the Common Stock, par value $0.01 per share, of the Company.

         "COMPANY" has the meaning specified in the recitals to this Agreement.

         "DIVIDEND" has the meaning specified in the Certificate of Designations.

         "DIVIDEND PAYMENT DATE" has the meaning specified in the Certificate of Designations.

         "HOLD ORDER" has the meaning specified in paragraph (A)(1) of Schedule B to the Certificate of Designations.

         "INITIAL NOTE" has the meaning specified in the Note Purchase
Agreement.

         "INVESTMENT AGREEMENT" means the Auction Market Preferred Stock Investment Agreement dated as of February 7, 2002 among the Company and The Stanley Works for the benefit of Investor.

         "INVESTOR" has the meaning specified in the recitals to this Agreement.

         "ISSUE PRICE" has the meaning specified in the recitals to this Agreement.

         "LEGAL OR REGULATORY" with respect to any claim, proceeding or contest, shall mean any securities law, administrative, tax or corporate law claim, proceeding or contest in respect of the transactions contemplated by the Transaction Documents.

         "LIQUIDATION PREFERENCE" has the meaning specified in the Certificate of Designations.

         "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of February 7, 2002 between The Stanley Works and Investor.

         "OVERNIGHT LIBOR" means in respect of any day (the "relevant date") the rate for deposits in United States dollars for a period of one day which is quoted by two major banks in London selected by The Stanley Works with respect to the Second London Business Day preceding such relevant date in a representative amount. Overnight LIBOR will be the arithmetic mean of the quotations of such banks.

         "SCHEDULED DIVIDEND" has the meaning specified in the Certificate of Designations.

         "SECURITIES ACT" means the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

         "SUBSCRIPTION AGREEMENT" has the meaning specified in the recitals to this Agreement.

         "TAX TREATY" means the Convention Between the Government of The United States of America and the Government of the French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital, signed August 31, 1994, and any Protocols and Notes thereto, as the same may be amended from time to time.

         "THE STANLEY WORKS" has the meaning specified in the recitals to this Agreement.

         "TRANSACTION DOCUMENTS" means this Agreement, the Subscription Agreement, the Investment Agreement, the Voting Agreement, the Certificate of Designations, the Note Purchase Agreement and the Initial Note.

         "VOTING AGREEMENT" means the Voting Agreement dated as of February 7, 2002 between The Stanley Works and Investor.

                                   SCHEDULE I


1.       AMPS dividend rate through February 7, 2007:  4.54%

2.       Note interest rate through February 7, 2007:  5.72%

                                    EXHIBIT A
                                    ---------

                             Note Purchase Agreement


                                    SEE TAB 7

                                    EXHIBIT B
                                    ---------

                              Investment Agreement


                                    SEE TAB 5

                                    EXHIBIT C
                                    ---------

                                Voting Agreement


                                    SEE TAB 6

                                   EXHIBIT D-1
                                   -----------

                    Legal Opinion of David S. Winakor, Esq.,
                        Corporate Counsel of the Company

                                       and

              Legal Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP
                         Special Counsel to the Company


                               SEE TABS 11 AND 13

                                   EXHIBIT D-2
                                   -----------

                    Legal Opinion of David S. Winakor, Esq.,
                     Corporate Counsel of The Stanley Works

                                       and

              Legal Opinion of LeBoeuf, Lamb, Greene & MacRae, LLP
                      Special Counsel to The Stanley Works


                               SEE TABS 10 AND 12

                                    EXHIBIT E
                                    ---------

           Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
                        Special U.S. Counsel to Investor

                                       and

              Legal Opinion of De Pardieu Brocas Maffei & Associes,
                           French counsel to Investor


                               SEE TABS 14 AND 15

                                    EXHIBIT F
                                    ---------

                           Certificate of Designations


                                    SEE TAB 2